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                                 EXHIBIT 10.37

                             CONSULTANT AGREEMENT

     This Agreement is made this 4th day of December, 1995 between Provena Foods Inc. ("Provena"), a California corporation, and Stephen Horowitz & Associates, Inc. ("Consultant").

                                   RECITALS

     Provena's Swiss American Sausage Co. division ("Swiss") manufactures and distributes meat products.

     Provena wishes to have Consultant introduce Provena to a party (a "Prospect") with a business to be combined with Swiss either by a purchase by Swiss of the business or a sale of Swiss to the party, and agrees to pay Consultant a success fee if Provena consummates a purchase or sale (a "Transaction") with a Prospect, all on the terms of this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.  Retainer of Consultant.  Consultant for a term of 9 months from the
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date of this Agreement will use its best efforts to find Prospects and Provena grants to Consultant the exclusive right to do so during the term. Provena will pay Consultant a $25,000 retainer fee, payable in 6 equal installments of $4,166.67 per month beginning on the date of this Agreement. The retainer fee will be credited toward payment of any success fee payable.

     2.  Termination.  Either party may terminate this Agreement at any time by
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written notice to the other and the term shall end upon such termination, but any balance of the $25,000 retainer fee shall be payable notwithstanding such termination

     3.  Terms of Transaction.  Provena shall have no obligation to agree to or
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negotiate for a Transaction with a Prospect on any particular terms or at all.
The terms of any Transaction shall be negotiated between Provena and the Prospect with such assistance of Consultant as Provena may request.

     4.  Transaction Price.  For purposes of determining the success fee, the
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price for a Transaction shall be the price of the gross assets purchased, and the price shall include any interest bearing debt of the seller assumed by the purchaser.

     5.  Fee Payable on Sale.  If a Transaction is consummated during the term
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with a Prospect, whether or not introduced by Consultant, or is consummated within 12 months of the end of the term with a Prospect introduced by Consultant during the term, Provena shall pay to Consultant a success fee in cash at the closing of the Transaction in the amount hereinafter provided.

     6.  Amount of Fee.  The amount of the success fee shall be the sum of the
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percents of the respective portions of the price, as set forth in the following table, but not less than $70,000.

                            EXHIBIT 10.37 - Page 1
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
               Portion of Price                    Percent
               ----------------
               Over       Up to                    for Fee
               ----       -----                    -------
               -0-      $1,000,000                    6%
           $1,000,000    2,000,000                    5%
            2,000,000    3,000,000                    4%
            3,000,000    4,000,000                    3%
            4,000,000    5,000,000                    2%
            5,000,000    unlimited                    1%

     7.  John Taylor and Associates.  Stephen Horowitz & Associates, Inc. will
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engage and bear all of the compensation of John Taylor and Associates to assist
Stephen Horowitz & Associates, Inc. in finding a Prospect. References to the Consultant include John Taylor and Associates, who shall execute this Agreement. Sharing of the Consultant's compensation hereunder shall be pursuant to a separate agreement between Stephen Horowitz & Associates, Inc. and John Taylor and Associates.

     8.  No Other Fees.  Consultant shall not receive any fee or other
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compensation from any Prospect for an introduction to Provena or a Transaction with Provena.

     9.  Consultant not Agent.  Consultant is not an agent or representative of
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Provena and shall have no power to bind Provena.

    10.  Expenses.  Provena shall not be obligated to reimburse any expense of
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Consultant, except travel expenses authorized in writing in advance by Provena.

    11.  Indemnity of Consultant.  Provena shall indemnify Consultant against
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claims arising from Consultant's services hereunder by reason of the fault of
Provena and not the fault of Consultant.

    12.  Exclusion of Alpine.  Notwithstanding this Agreement, Consultant shall
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not be entitled to a success fee with respect to a Transaction with Alpine
Packing Company, Inc., ("Alpine), unless Provena and Consultant agree upon a reduced success fee for Consultant to assist Provena with a Transaction with Alpine.

    13.  Arbitration.  Any dispute relating to this Agreement shall be settled
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by arbitration under the rules of the American Arbitration Association before 3 arbitrators in Los Angeles.

Provena Foods Inc.                          Stephen Horowitz & Associates, Inc.

By /s/ John D. Determan                     By /s/ Stephen Horowitz    12/5/95
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   John D. Determan, CEO

John Taylor and Associates


By /s/ John Taylor
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                            EXHIBIT 10.37 - Page 2